Exhibit 99

1700 Lincoln Street, Suite 4700 Denver, CO 80203-4547 Phone: 303-837-1661 FAX: 303-861-4023

News Release

Company Contact: Brandon Day	November 5, 2020
Title: Investor Relations Manager	For immediate release
Phone: 303-837-1661
Email: Brandond@whiting.com

Whiting Petroleum Reports Third Quarter Financial and Operating Results

Denver, November 5, 2020 – Whiting Petroleum Corporation (NYSE: WLL) (“Whiting” or the “Company”) today announced third quarter 2020 results.

Third Quarter 2020 Highlights

●	Revenue was $184 million for the quarter ending September 30, 2020
●	Net income was $278 million, or $7.30 per diluted share for the quarter ending September 30, 2020
●	Adjusted EBITDAX was $100 million for the quarter ending September 30, 2020 (see further discussion regarding the presentation of adjusted EBITDAX in "About Non-GAAP Financial Measures" below)
●	Emerged from bankruptcy with a strong balance sheet and liquidity position

On September 1, 2020 (the “Emergence Date”) the Company emerged from voluntary bankruptcy under Chapter 11 of the Bankruptcy Code.  Beginning on the Emergence Date, the Company applied fresh start accounting, which resulted in a new basis of accounting, and became a new entity for financial reporting purposes.  As a result of the application of fresh start accounting and the effects of the implementation of the Company’s chapter 11 plan of reorganization, the consolidated financial statements after September 1, 2020 are not comparable with the consolidated financial statements on or prior to that date.  References to “Successor” refer to the Whiting entity after emergence from bankruptcy on the Emergence Date.  References to “Predecessor” refer to the Whiting entity prior to emergence from bankruptcy.  References to “Successor Period” refer to the period from September 1, 2020 through September 30, 2020.  References to “Current Predecessor Quarter” and “Current Predecessor YTD Period” refer to the periods from July 1, 2020 through August 31, 2020 and January 1, 2020 through August 31, 2020, respectively.  References to “Prior Predecessor Quarter” and “Prior Predecessor YTD Period” refer to the three and nine months ended September 30, 2019, respectively.

Although GAAP requires that we report on results for the Successor Period and the Current Predecessor Quarter and Current Predecessor YTD Period separately, our operating results are discussed below for the three and nine months ended September 30, 2020 by combining the results of the applicable Predecessor and Successor periods in order to provide the most meaningful comparison of our current results to prior periods.  Accordingly, references to “Combined Current Quarter” and “Combined Current YTD Period” refer to the three and nine months ended September 30, 2020, respectively.

Revenue for the Combined Current Quarter decreased $192 million to $184 million when comparing to the quarter ending September 30, 2019.  A decrease in total production accounted for approximately $111 million of the change in revenue and decreases in commodity prices realized accounted for approximately $81 million of the change in revenue between periods.

Net income for the Combined Current Quarter was $278 million, or $7.30 per share, as compared to a net loss of $19 million, or $0.21 per share, in the quarter ended September 30, 2019.  Adjusted net loss for the Combined Current Quarter was $13 million or $0.34 per share.

Adjusted EBITDAX for the Combined Current Quarter was $100 million compared to $236 million for the quarter ended September 30, 2019.

	Non-GAAP	Predecessor
	Combined Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Selected operating statistics:
Production
Oil (MBbl)	5,209	7,441
NGLs (MBbl)	1,641	1,830
Natural gas (MMcf)	10,737	12,536
Total production (MBOE)	8,639	11,361
Average prices
Oil (per Bbl):
Price received	$34.05	$49.71
Effect of crude oil hedging (1)	0.01	1.41
Realized price (3)	$34.06	$51.12
Weighted average NYMEX price (per Bbl) (4)	$40.92	$56.43
NGLs (per Bbl):
Realized price	$6.48	$3.07
Natural gas (per Mcf):
Price received	$(0.41)	$0.03
Effect of natural gas hedging (2)	0.03	-
Realized price	$(0.38)	$0.03
Weighted average NYMEX price (per MMBtu) (4)	$1.90	$2.29
Selected operating metrics
Sales price, net of hedging ($ per BOE)	$21.29	$34.01
Lease operating ($ per BOE)	5.92	7.51
Transportation, gathering, compression and other ($ per BOE)	0.72	0.98
Depreciation, depletion and amortization ($ per BOE)	10.57	18.58
General and administrative ($ per BOE)	3.11	2.63
Production and ad valorem taxes (% of sales revenue)	9%	9%

(1)

Whiting received $0.04 million and $10 million in pre-tax cash settlements on crude oil hedges during the three months ended September 30, 2020 and 2019, respectively.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

(2)

Whiting received $0.3 million in pre-tax cash settlements on natural gas hedges during the three months ended September 30, 2020.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” later in this release.

(3)

Whiting’s realized prices were reduced by $2.38 per Bbl during the three months ended September 30, 2019 due deficiency payments under a contract in our Redtail field.  This contract ended in April 2020.

(4) Average NYMEX prices weighted for monthly production volumes.

Liquidity

Since emergence, the Company paid down approximately $25 million on its revolver.  As of September 30, 2020, the Company had $400 million outstanding on its revolver and $14 million in cash resulting in total liquidity of $364 million.  Whiting expects to fund its operations fully within operating cash flow through at least 2021.

Commodity Price Hedging

Whiting uses commodity hedges in order to reduce the effects of commodity price volatility and to adhere to the requirements of its credit facility.  As of October 30, 2020, the Company has approximately 1.9 million Bbls of oil hedged at a weighted-average floor price of approximately $39 per Bbl in 2020, approximately 8.8 million Bbls of oil hedged at a weighted-average floor price of approximately $39 per Bbl in 2021 and approximately 3.5 million Bbls of oil hedged at a weighted-average floor price of approximately $38 per Bbl in 2022.  Additionally, the Company has approximately 2.2 billion British thermal units (“Bbtu”) of natural gas hedged at a weighted-average floor price of $2.36 per million British thermal units (“MMbtu”) in 2020, approximately 23.5 Bbtu of natural gas hedged at a weighted-average floor price of $2.65 per MMbtu in 2021 and approximately 12.1 Bbtu of natural gas hedged at a weighted-average floor price of $2.38 per MMbtu in 2022.  These floor prices are the weighted-average of swaps and the floors of collared transactions.

G & A

G&A expenses decreased to $27 million in the Combined Current Quarter, which includes $15 million of specific costs related to restructuring.  This compares to $28 million in the second quarter 2020 and $30 million in the third quarter 2019, which included $11 million and $8 million of non-recurring items, respectively.

Operations

During the second quarter, the Company filed for bankruptcy, at which time all operations were suspended, except for workover operations.  This suspension of operations clearly resulted in a steep decline in production over the past two quarters.  During the third quarter of 2020, total production averaged 93.9 thousand barrels of oil equivalent per day (“MBOE/d”), of which 60% was crude oil, a decrease of 5% from the second quarter of 2020.  Production for the same period of 2019 was 123 MBOE/d.

During the third quarter the Company turned seven wells to production in the Williston Basin.  In the fourth quarter of 2020, Whiting expects to turn five additional wells to production as well as commence completion operations on another five wells at year end that will impact 2021 production. The Company expects capital expenditures of $27 million during the fourth quarter, bringing full year capital expenditures to the midpoint of guidance.  Due to the timing of wells put on production during the third and fourth quarters, combined with completion work being done near the end of the year, we anticipate fourth quarter production will decline from the third quarter.

LOE declined to $51 million in the Combined Current Quarter from $53 million in the second quarter of 2020.  This 4% decrease is primarily due to the company’s focus on saltwater disposal optimization, lower non-op spending and improved rental agreements.  This also marked a 40% decrease from the same period in 2019.  Whiting continues to focus on costs to improve margins during the current price environment.

Whiting has consistently outperformed the NDIC requirement for gas capture since the regulatory requirement began.  In September, Whiting captured 96% of its gas and continues to explore new technologies to reduce overall emissions.

Outlook for Full-Year 2020

The following table provides guidance for the full-year 2020 based on current forecasts.

Full-Year Guidance
2020
Production (MBOE/d)	98 - 99
Percent Oil	60%
Capital Expenditures (MM)	$ 213 - $ 218
Lease operating expense (MM)	$ 238 - $ 242

Management Comment

Lynn A. Peterson, President and CEO of WLL commented, "The past quarter saw the Company complete its restructuring work and emerge from bankruptcy in September.  The Whiting team remained extremely focused during the process and I commend all of our staff for their efforts.”

Peterson added, “We are in a challenging and volatile commodity price environment and we will continue to prioritize cash flow generation.  As we look ahead at consensus commodity prices in 2021, our goals will be 1) to maintain production levels near our 2020 exit rate, and 2) operate within internally generated cash flow, which in combination should produce an attractive free cash flow yield.  We anticipate holding 2021 spending levels in the same range as our 2020 capital expenditures to achieve these goals.  We believe this strategy will create value for the Company's stakeholders while always operating in a safe environment."

Conference Call

WLL will host a conference call on Friday, November 6, 2020 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) to discuss the results.  The call will be conducted by President and CEO Lynn A. Peterson, CFO James Henderson, COO Charles J. Rimer and IR Manager Brandon Day.  A Q&A session will immediately follow the discussion of the results for the quarter.

To participate in this call please dial:

Domestic Dial-in Number: (877) 328-5506

International Dial-in Number: (412) 317-5422

Webcast URL:  https://dpregister.com/sreg/10149456/dc153f7610

Replay Information:

Conference ID #:  10149456

Replay Dial-In (Toll Free US & Canada): (877) 344-7529 (U.S.), (855) 669-9658 (Canada)

Replay Dial-In (International): (412) 317-0088

Expiration Date: Friday, November 13, 2020

Selected Operating and Financial Statistics

	Successor	Predecessor	Non-GAAP	Predecessor
	Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Combined Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Selected operating statistics:
Production
Oil (MBbl)	1,746	15,273	17,020	22,435
NGLs (MBbl)	559	4,522	5,081	5,709
Natural gas (MMcf)	3,631	29,667	33,299	38,167
Total production (MBOE)	2,910	24,740	27,650	34,506
Average prices
Oil (per Bbl):
Price received	$34.58	$28.86	$29.45	$50.51
Effect of crude oil hedging (1)	0.28	3.00	2.72	0.66
Realized price (3)	$34.86	$31.86	$32.17	$51.17
Weighted average NYMEX price (per Bbl) (4)	$39.63	$38.23	$38.37	$56.99
NGLs (per Bbl):
Realized price	$3.19	$4.45	$4.31	$6.09
Natural gas (per Mcf):
Price received	$(0.30)	$(0.06)	$(0.09)	$0.62
Effect of natural gas hedging (2)	0.15	(0.01)	0.01	-
Realized price	$(0.15)	$(0.07)	$(0.08)	$0.62
Weighted average NYMEX price (per MMBtu) (4)	$2.24	$1.76	$1.81	$2.62
Selected operating metrics
Sales price, net of hedging ($ per BOE)	$21.34	$20.39	$20.49	$34.96
Lease operating ($ per BOE)	6.37	6.40	6.39	7.43
Transportation, gathering, compression and other ($ per BOE)	0.68	0.90	0.88	0.93
Depreciation, depletion and amortization ($ per BOE)	6.91	13.69	12.98	17.74
General and administrative ($ per BOE)	3.55	3.71	3.69	2.82
Production and ad valorem taxes (% of sales revenue)	10%	9%	9%	9%

(1)

Whiting received $46 million and $15 million in pre-tax cash settlements on crude oil hedges during the nine months ended September 30, 2020 and 2019, respectively.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” earlier in this release.

(2)

Whiting received $0.3 million in pre-tax cash settlements on natural gas hedges during the nine months ended September 30, 2020.  A summary of Whiting’s outstanding hedges is included in “Commodity Price Hedging” earlier in this release.

(3)

Whiting’s realized prices were reduced by $1.42 and $2.05 per Bbl during the nine months ended September 30, 2020 and 2019, respectively, due to the Redtail deficiency payments.  This contract ended in April 2020.

(4)	Average NYMEX prices weighted for monthly production volumes.

	Successor	Predecessor	Non-GAAP	Predecessor
	Month Ended September 30, 2020	Two Months Ended August 31, 2020	Combined Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Selected financial data:
(In thousands, except per share data)
Total operating revenues	$61,084	$122,558	$183,642	$375,891
Total operating expenses	30,877	188,471	219,348	351,253
Total other (income) expense, net	2,122	(247,992)	(245,870)	43,705
Net income (loss)	40,270	237,425	277,695	(19,067)
Per basic share (1)	1.06	2.60	7.30	(0.21)
Per diluted share (1)	1.06	2.60	7.30	(0.21)
Adjusted net income (loss) (2)	8,250	(21,130)	(12,880)	(35,148)
Per basic share (1)	0.22	(0.23)	(0.34)	(0.38)
Per diluted share (1)	0.22	(0.23)	(0.34)	(0.38)
Adjusted EBITDAX (2)	34,689	64,838	99,527	235,663

(1)	For the combined three months ended September 30, 2020, the Company used the Successor’s basic and diluted weighted average share count to calculate per share amounts.
(2)	Reconciliations of net income (loss) to adjusted net income (loss) and adjusted EBITDAX are included later in this news release.

	Successor	Predecessor	Non-GAAP	Predecessor
	Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Combined Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Selected financial data:
(In thousands, except per share data)
Total operating revenues	$61,084	$459,004	$520,088	$1,191,644
Total operating expenses	30,877	4,651,298	4,682,175	1,147,122
Total other (income) expense, net	2,122	(170,459)	(168,337)	139,574
Net income (loss)	40,270	(3,965,461)	(3,925,191)	(93,679)
Per basic share (1)	1.06	(43.37)	(103.16)	(1.03)
Per diluted share (1)	1.06	(43.37)	(103.16)	(1.03)
Adjusted net income (loss) (2)	8,250	(209,656)	(201,406)	(57,821)
Per basic share (1)	0.22	(2.29)	(5.29)	(0.63)
Per diluted share (1)	0.22	(2.29)	(5.29)	(0.63)
Adjusted EBITDAX (2)	34,689	227,580	262,269	738,176

(1)	For the combined nine months ended September 30, 2020, the Company used the Successor’s basic and diluted weighted average share count to calculate per share amounts.
(2)	Reconciliations of net income (loss) to adjusted net income (loss) and adjusted EBITDAX are included later in this news release.

Third Quarter and First Nine Month 2020 Costs and Margins

A summary of cash revenues and cash costs on a per BOE basis is as follows:

	Successor	Predecessor	Non-GAAP	Predecessor
	Month Ended September 30, 2020	Two Months Ended August 31, 2020	Combined Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Sales price, net of hedging	$20.99	$21.39	$21.26	$34.01
Gain (loss) on hedging activities	0.35	(0.13)	0.03	-
Lease operating expense	6.37	5.70	5.92	7.51
Transportation, gathering, compression and other	0.68	0.74	0.72	0.98
Production and ad valorem tax	2.03	1.81	1.88	3.10
Cash general & administrative	3.55	2.74	3.02	2.94
Exploration	1.45	0.47	0.80	0.73
Cash interest expense	0.60	1.33	1.09	3.56
Cash income tax expense	0.80	-	0.27	-
Cash reorganization items	-	5.32	3.53	-
	$5.86	$3.15	$4.06	$15.19

	Successor	Predecessor	Non-GAAP	Predecessor
	Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Combined Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Sales price, net of hedging	$20.99	$18.55	$18.81	$34.96
Gain (loss) on hedging activities	0.35	1.84	1.68	-
Lease operating expense	6.37	6.40	6.39	7.43
Transportation, gathering, compression and other	0.68	0.90	0.88	0.93
Production and ad valorem tax	2.03	1.67	1.70	2.98
Cash general & administrative	3.55	3.56	3.56	2.68
Exploration	1.45	0.93	0.98	0.82
Cash interest expense	0.60	2.41	2.22	3.52
Cash income tax expense	0.80	0.11	0.18	-
Cash reorganization items	-	2.31	2.07	-
	$5.86	$2.10	$2.51	$16.60

Selected Financial Data

For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 to be filed with the Securities and Exchange Commission.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	Successor	Predecessor
	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$13,702	$8,652
Restricted cash	13,233	-
Accounts receivable trade, net	128,577	308,249
Prepaid expenses and other	22,056	14,082
Total current assets	177,568	330,983
Property and equipment:
Oil and gas properties, successful efforts method	1,829,472	12,812,007
Other property and equipment	72,856	178,689
Total property and equipment	1,902,328	12,990,696
Less accumulated depreciation, depletion and amortization	(19,447)	(5,735,239)
Total property and equipment, net	1,882,881	7,255,457
Other long-term assets	38,007	50,281
TOTAL ASSETS	$2,098,456	$7,636,721

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	Successor	Predecessor
	September 30,	December 31,
	2020	2019
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable trade	$44,171	$80,100
Revenues and royalties payable	146,767	202,010
Accrued capital expenditures	14,809	64,263
Accrued liabilities and other	63,987	85,007
Accrued lease operating expenses	23,757	38,262
Accrued interest	1,432	53,928
Taxes payable	16,985	26,844
Total current liabilities	311,908	550,414
Long-term debt	400,328	2,799,885
Asset retirement obligations	119,262	131,208
Operating lease obligations	17,749	31,722
Deferred income taxes	-	73,593
Other long-term liabilities	19,723	24,928
Total liabilities	868,970	3,611,750
Commitments and contingencies
Equity:
Predecessor common stock, $0.001 par value, 225,000,000 shares authorized; 91,743,571 issued and 91,326,469 outstanding as of December 31, 2019	-	92
Successor common stock, $0.001 par value, 500,000,000 shares authorized; 38,051,210 issued and outstanding as of September 30, 2020	38	-
Additional paid-in capital	1,189,178	6,409,991
Accumulated earnings (deficit)	40,270	(2,385,112)
Total equity	1,229,486	4,024,971
TOTAL LIABILITIES AND EQUITY	$2,098,456	$7,636,721

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Successor	Predecessor	Non-GAAP	Predecessor
	Month Ended September 30, 2020	Two Months Ended August 31, 2020	Combined Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
OPERATING REVENUES
Oil, NGL and natural gas sales	$61,084	$122,558	$183,642	$375,891
OPERATING EXPENSES
Lease operating expenses	18,526	32,646	51,172	85,320
Transportation, gathering, compression and other	1,980	4,259	6,239	11,176
Production and ad valorem taxes	5,908	10,362	16,270	35,220
Depreciation, depletion and amortization	20,110	71,240	91,350	211,025
Exploration and impairment	4,207	10,217	14,424	10,890
General and administrative	10,345	16,513	26,858	29,890
Derivative (gain) loss, net	(30,594)	43,125	12,531	(30,597)
Loss on sale of properties	395	1,280	1,675	595
Amortization of deferred gain on sale	-	(1,171)	(1,171)	(2,266)
Total operating expenses	30,877	188,471	219,348	351,253
INCOME FROM OPERATIONS	30,207	(65,913)	(35,706)	24,638
OTHER INCOME (EXPENSE)
Interest expense	(2,128)	(11,379)	(13,507)	(48,447)
Gain (loss) on extinguishment of debt	-	-	-	4,598
Interest income and other	6	139	145	144
Reorganization items	-	259,232	259,232	-
Total other income (expense)	(2,122)	247,992	245,870	(43,705)
INCOME (LOSS) BEFORE INCOME TAXES	28,085	182,079	210,164	(19,067)
INCOME TAX EXPENSE (BENEFIT)
Current	2,316	-	2,316	-
Deferred	(14,501)	(55,346)	(69,847)	-
Total income tax benefit	(12,185)	(55,346)	(67,531)	-
NET INCOME (LOSS)	$40,270	$237,425	$277,695	$(19,067)
INCOME (LOSS) PER COMMON SHARE
Basic	$1.06	$2.60	$7.30	$(0.21)
Diluted	$1.06	$2.60	$7.30	$(0.21)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	38,051	91,464	38,051	91,299
Diluted	38,051	91,464	38,051	91,299

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Successor	Predecessor	Non-GAAP	Predecessor
	Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Combined Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
OPERATING REVENUES
Oil, NGL and natural gas sales	$61,084	$459,004	$520,088	$1,191,644
OPERATING EXPENSES
Lease operating expenses	18,526	158,228	176,754	256,384
Transportation, gathering, compression and other	1,980	22,266	24,246	32,145
Production and ad valorem taxes	5,908	41,204	47,112	102,796
Depreciation, depletion and amortization	20,110	338,757	358,867	612,166
Exploration and impairment	4,207	4,184,830	4,189,037	44,045
General and administrative	10,345	91,816	102,161	97,437
Derivative (gain) loss, net	(30,594)	(181,614)	(212,208)	7,431
Loss on sale of properties	395	927	1,322	1,681
Amortization of deferred gain on sale	-	(5,116)	(5,116)	(6,963)
Total operating expenses	30,877	4,651,298	4,682,175	1,147,122
INCOME FROM OPERATIONS	30,207	(4,192,294)	(4,162,087)	44,522
OTHER INCOME (EXPENSE)
Interest expense	(2,128)	(73,054)	(75,182)	(145,274)
Gain (loss) on extinguishment of debt	-	25,883	25,883	4,598
Interest income and other	6	211	217	1,102
Reorganization items	-	217,419	217,419	-
Total other income (expense)	(2,122)	170,459	168,337	(139,574)
INCOME (LOSS) BEFORE INCOME TAXES	28,085	(4,021,835)	(3,993,750)	(95,052)
INCOME TAX EXPENSE (BENEFIT)
Current	2,316	2,718	5,034	-
Deferred	(14,501)	(59,092)	(73,593)	(1,373)
Total income tax benefit	(12,185)	(56,374)	(68,559)	(1,373)
NET INCOME (LOSS)	$40,270	$(3,965,461)	$(3,925,191)	$(93,679)
INCOME (LOSS) PER COMMON SHARE
Basic	$1.06	$(43.37)	$(103.16)	$(1.03)
Diluted	$1.06	$(43.37)	$(103.16)	$(1.03)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	38,051	91,423	38,051	91,274
Diluted	38,051	91,423	38,051	91,274

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(in thousands, except per share data)

	Successor	Predecessor	Non-GAAP	Predecessor
	Month Ended September 30, 2020	Two Months Ended August 31, 2020	Combined Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Net income (loss)	$40,270	$237,425	$277,695	$(19,067)
Adjustments:
Amortization of deferred gain on sale	-	(1,171)	(1,171)	(2,266)
Loss on sale of properties	395	1,280	1,675	595
Impairment expense	-	7,516	7,516	2,550
(Gain) loss on extinguishment of debt	-	-	-	(4,598)
Total measure of derivative (gain) loss reported under U.S. GAAP	(30,594)	43,125	12,531	(30,597)
Total net cash settlements received (paid) on commodity derivatives during the period	1,031	(731)	300	10,454
Reorganization items, net	-	(259,232)	(259,232)	-
Restructuring and other one-time costs (1)	9,333	6,004	15,337	7,781
Tax impact of basis difference for Whiting Canadian Holding Company ULC	(12,185)	(55,346)	(67,531)	-
Adjusted net income (loss) (2)	$8,250	$(21,130)	$(12,880)	$(35,148)
Adjusted net income (loss) per share, basic (3)	$0.22	$(0.23)	$(0.34)	$(0.38)
Adjusted net income (loss) per share, diluted (3)	$0.22	$(0.23)	$(0.34)	$(0.38)

(1)

Includes severance and restructuring charges incurred during two separate company restructurings in August 2019 and September 2020, cash retention incentives paid to Predecessor executives and directors in 2020 and third-party advisory and legal fees incurred after emerging from chapter 11 bankruptcy.

(2)

Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures.  Management believes it provides useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that adjusted net income (loss) is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted net income (loss) and adjusted net income (loss) per share should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

(3)	For the combined three months ended September 30, 2020, the Company used the Successor’s basic and diluted weighted average share count to calculate per share amounts.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(in thousands, except per share data)

	Successor	Predecessor	Non-GAAP	Predecessor
	Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Combined Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net income (loss)	$40,270	$(3,965,461)	$(3,925,191)	$(93,679)
Adjustments:
Amortization of deferred gain on sale	-	(5,116)	(5,116)	(6,963)
Loss on sale of properties	395	927	1,322	1,681
Impairment expense	-	4,161,885	4,161,885	15,729
(Gain) loss on extinguishment of debt	-	(25,883)	(25,883)	(4,598)
Total measure of derivative (gain) loss reported under U.S. GAAP	(30,594)	(181,614)	(212,208)	7,431
Total net cash settlements received (paid) on commodity derivatives during the period	1,031	45,483	46,514	14,797
Reorganization items, net	-	(217,419)	(217,419)	-
Restructuring and other one-time costs (1)	9,333	32,888	42,221	7,781
Tax impact of basis difference for Whiting Canadian Holding Company ULC	(12,185)	(55,346)	(67,531)	-
Adjusted net income (loss) (2)	$8,250	$(209,656)	$(201,406)	$(57,821)
Adjusted net income (loss) per share, basic (3)	$0.22	$(2.29)	$(5.29)	$(0.63)
Adjusted net income (loss) per share, diluted (3)	$0.22	$(2.29)	$(5.29)	$(0.63)

(1)

Includes severance and restructuring charges incurred during two separate company restructurings in August 2019 and September 2020, cash retention incentives paid to Predecessor executives and directors in 2020, third-party advisory and legal fees incurred prior to filing for and after emerging from chapter 11 bankruptcy and a litigation settlement.

(2)

Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures.  Management believes it provides useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that adjusted net income (loss) is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted net income (loss) and adjusted net income (loss) per share should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

(3)	For the combined nine months ended September 30, 2020, the Company used the Successor’s basic and diluted weighted average share count to calculate per share amounts.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAX

(in thousands)

	Successor	Predecessor	Non-GAAP	Predecessor
	Month Ended September 30, 2020	Two Months Ended August 31, 2020	Combined Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Net income (loss)	$40,270	$237,425	$277,695	$(19,067)
Interest expense	2,128	11,379	13,507	48,447
Interest income	(6)	(139)	(145)	-
Income tax expense (benefit)	(12,185)	(55,346)	(67,531)	-
Depreciation, depletion and amortization	20,110	71,240	91,350	211,025
Amortization of deferred gain on sale	-	(1,171)	(1,171)	(2,266)
Total measure of derivative (gain) loss reported under U.S. GAAP	(30,594)	43,125	12,531	(30,597)
Total cash settlements received (paid) on commodity derivatives during the period, net of premiums/costs	1,031	(731)	300	10,454
Non-cash stock-based compensation	-	787	787	(3,531)
(Gain) loss on extinguishment of debt	-	-	-	(4,598)
Loss on sale of properties	395	1,280	1,675	595
Reorganization items, net	-	(259,232)	(259,232)	-
Restructuring and other one-time costs (1)	9,333	6,004	15,337	14,311
Adjusted EBITDA (2)	30,482	54,621	85,103	224,773
Exploration and impairment expense	4,207	10,217	14,424	10,890
Adjusted EBITDAX (2)	$34,689	$64,838	$99,527	$235,663

(1)

Includes severance and restructuring charges incurred during two separate company restructurings in August 2019 and September 2020, cash retention incentives paid to Predecessor executives and directors in 2020 and directors and third-party advisory and legal fees incurred after emerging from chapter 11 bankruptcy.  The restructuring charges for the three months ended September 30, 2019 exclude forfeitures of $7 million related to non-cash stock-based compensation which are reflected in “non-cash stock-based compensation.”

(2)

Adjusted EBITDA and Adjusted EBITDAX are non-GAAP measures.  Such measures are presented because management believes they provide useful information to investors for analysis of the Company’s ability to internally fund debt service, working capital requirements, acquisitions and exploration and development.  Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAX

(in thousands)

	Successor	Predecessor	Non-GAAP	Predecessor
	Month Ended September 30, 2020	Eight Months Ended August 31, 2020	Combined Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net income (loss)	$40,270	$(3,965,461)	$(3,925,191)	$(93,679)
Interest expense	2,128	73,054	75,182	145,274
Interest income	(6)	(211)	(217)	(2)
Income tax expense (benefit)	(12,185)	(56,374)	(68,559)	(1,373)
Depreciation, depletion and amortization	20,110	338,757	358,867	612,166
Amortization of deferred gain on sale	-	(5,116)	(5,116)	(6,963)
Total measure of derivative (gain) loss reported under U.S. GAAP	(30,594)	(181,614)	(212,208)	7,431
Total cash settlements received (paid) on commodity derivatives during the period, net of premiums/costs	1,031	45,483	46,514	14,797
Non-cash stock-based compensation	-	3,719	3,719	5,086
(Gain) loss on extinguishment of debt	-	(25,883)	(25,883)	(4,598)
Loss on sale of properties	395	927	1,322	1,681
Reorganization items, net	-	(217,419)	(217,419)	-
Restructuring and other one-time costs (1)	9,333	32,888	42,221	14,311
Adjusted EBITDA (2)	30,482	(3,957,250)	(3,926,768)	694,131
Exploration and impairment expense	4,207	4,184,830	4,189,037	44,045
Adjusted EBITDAX (2)	$34,689	$227,580	$262,269	$738,176

(1)

Includes severance and restructuring charges incurred during two separate company restructurings in August 2019 and September 2020, cash retention incentives paid to Predecessor executives and directors in 2020, third-party advisory and legal fees incurred prior to filing for and after emerging from chapter 11 bankruptcy and a litigation settlement.  The restructuring charges for the three months ended September 30, 2019 exclude forfeitures of $7 million related to non-cash stock-based compensation which are reflected in “non-cash stock-based compensation.”

(2)

Adjusted EBITDA and Adjusted EBITDAX are non-GAAP measures.  Such measures are presented because management believes they provide useful information to investors for analysis of the Company’s ability to internally fund debt service, working capital requirements, acquisitions and exploration and development.  Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company engaged in the development, production and acquisition of crude oil, NGLs and natural gas primarily in the Rocky Mountains region of the United States.  The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana and the Niobrara play in northeast Colorado.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements.  When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: risks associated with our emergence from the chapter 11 bankruptcy; declines in, or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, our ability to comply with debt covenants, periodic redeterminations of the borrowing base under the Exit Credit Agreement and our ability to generate sufficient cash flows from operations to service our indebtedness; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; negative impacts from outbreaks of communicable diseases, including the COVID-19 pandemic; our inability to access oil and gas markets due to market conditions or operational impediments, including any court rulings which may result in the inability to transport oil on the Dakota Access Pipeline; negative impacts from litigation and legal proceedings, including ongoing claims in connection with the chapter 11 bankruptcy; the impact of negative shifts in investor sentiment towards the oil and gas industry; impacts resulting from the allocation of resources among our strategic opportunities; the geographic concentration of our operations; impacts to financial statements as a result of impairment write-downs and other cash and noncash charges; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; inaccuracies of our reserve estimates or our assumptions underlying them; the timing of our exploration and development expenditures; risks relating to decreases in our credit rating; market availability of, and risks associated with, transport of oil and gas; our ability to successfully complete asset dispositions and the risks related thereto; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; weakened differentials impacting the price we receive for oil and natural gas; risks relating to any unforeseen liabilities of ours; the impacts of hedging on our results of operations; adverse weather conditions that may negatively impact development or production activities; uninsured or underinsured losses resulting from our oil and gas operations; lack of control over non-operated properties; failure of our properties to yield oil or gas in commercially viable quantities; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws that could have a negative effect on the oil and gas industry; impacts of local regulations, climate change issues, negative public perception of our industry and corporate governance standards; our ability to replace our oil and natural gas reserves; unforeseen underperformance of or liabilities associated with acquired properties or other strategic partnerships or investments; competition in the oil and gas industry; any loss of our senior management or technical personnel; cybersecurity attacks or failures of our telecommunication and other information technology infrastructure; and other risks described under the caption “Risk Factors” in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and our Annual Report on Form 10-K for the period ended December 31, 2019.  We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.